CONSENT OF GOLDMAN, SACHS & CO.


                                                              August 27, 1996

Board of Directors
National Re Corporation
777 Long Ridge Road
Stamford, CT  06904

                  Re: Registration Statement, to be dated on or about August 27, 1996, of General Re Corporation

Gentlemen:

         Reference is made to our opinion letter dated August 27, 1996 with respect to the Agreement and Plan of Merger dated as of July 1, 1996 by and among General Re Corporation ("General Re"), N Acquisition Corporation, a wholly-owned subsidiary of General Re, and National Re Corporation ("National Re").

         The foregoing opinion letter is provided for the information and assistance of the Board of Directors of National Re in connection with its consideration of the transaction contemplated therein and is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement, proxy statement or any other document, except in accordance with our prior written consent. We understand that General Re has determined to include our opinion in the above-referenced Registration Statement.

         In that regard, we hereby consent to the reference to the opinion of our Firm under the captions, "Summary - The Special Meeting", "The Merger Background to the Merger", "The Merger - Recommendation of the Company Board and the Company's Reasons for the Merger", and "The Merger - Opinion of the Company's Financial Advisor", and to the inclusion of the foregoing opinion in the above-mentioned Registration Statement. In providing such consent, except as may be required by the federal securities laws, we do not intend that any person other than the Board of Directors of National Re rely upon such opinion.



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Board of Directors
National Re Corporation
August 27, 1996
Page 2


         In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange

Commission thereunder.

                                            Very truly yours,

                                            /s/ Goldman, Sachs & Co.
                                            --------------------------
                                            Goldman, Sachs & Co.

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